UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

ACHIEVE LIFE SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	033-80623	95-4343413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22722 29th Drive SE, Suite 100 Bothell, WA		98021
1040 West Georgia, Suite 1030 Vancouver, BC, Canada		V6E 4H1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 210-2217

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	ACHV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2025, Dr. Vaughn Himes informed the board of directors (the “Board”) of Achieve Life Sciences, Inc. (the “Company”), that he has elected to resign from his position as a member of the Board, effective immediately. Dr. Himes will continue to provide consulting services to the Company. Dr. Himes’ resignation from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 6, 2025, the Board appointed each of Nancy R. Phelan and Kristen B. Slaoui, Ph.D. (together, the “Incoming Directors”) to serve as a director of the Company, effective January 6, 2025.

The Incoming Directors’ compensation will be as provided under the Company’s non-employee director compensation program (the “Non-Employee Director Compensation Program”). In connection with their appointments as non-employee directors of the Board and consistent with the Non-Employee Director Compensation Program, each of the Incoming Directors will receive a $40,000 annual retainer for service as a non-employee director for the Company’s fiscal year ending December 31, 2025. In addition, consistent with the Non-Employee Director Compensation Program, the Board granted to each of the Incoming Directors, effective as of January 13, 2025 (the “Grant Date”), a stock option to purchase 47,250 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price equal to the closing sale price of the Common Stock on the Grant Date, as reported by the Nasdaq Capital Market, which will vest monthly over three years, subject to continued service as a director on the Board or employee or consultant of the Company. Each of the Incoming Directors will also be entitled to receive the customary annual equity compensation paid to non-employee directors on the date of each annual meeting of stockholders, which as currently constituted under the Non-Employee Director Compensation Program, shall consist of a stock option to purchase 31,500 shares of Common Stock, which will vest in full on the earlier of the first anniversary of the date of grant or the date immediately prior to the Company’s next annual meeting of stockholders, subject to continued service as a director on the Board or employee or consultant of the Company.

The Company has entered into its standard form of indemnification agreement with each of the Incoming Directors, the form of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

There are no arrangements or understandings between any of the Incoming Directors and any other persons pursuant to which they were selected as directors. There are no family relationships between any of the Incoming Directors and any director or executive officer of the Company, nor do any of the Incoming Directors have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACHIEVE LIFE SCIENCES, INC.
Date: January 10, 2025	/s/ Mark Oki
Mark Oki Chief Financial Officer (Principal Financial Officer)